UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  March 9, 2005


                             PENN OCTANE CORPORATION
             (Exact name of registrant as specified in its charter)


          Delaware               000-24394               52-1790357
          (State  of             (Commission             (IRS  Employer
          Incorporation)         File Number)            Identification No.)


          77-530  Enfield  Lane,  Bldg  D
          Palm  Desert,  California                         92211
          (Address of principal executive offices)          (Zip Code)

                                 (760) 772-9080
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM  3.02.  UNREGISTERED  SALES  OF  EQUITY  SECURITIES

     On March 9, 2005, the Board of Directors of Penn Octane Corporation ("Penn Octane") approved the grant of warrants to purchase a total of 1,005,000 shares of its common stock under Penn Octane's 2001 Warrant Plan previously approved by the stockholders. Of the total number of warrants granted, 750,000 were granted to executive officers of Penn Octane and 255,000 were issued to outside directors of Penn Octane. The exercise price for the warrants is $1.50 per share, which was the closing price for Penn Octane common stock as reported by the Nasdaq Stock Market on March 9, 2005. Warrants granted to executive officers vest in equal monthly installments over a period of 36 months from the date of grant. Warrants granted to outside directors vest in equal monthly installments over a period of 12 months from the date of grant. All warrants become fully exercisable upon a change in control event and expire five years from the date of grant. These issuances were exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof because the issuances do not involve any public offering of securities.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PENN  OCTANE  CORPORATION


                                     By:     /s/  Ian  T.  Bothwell
                                             -----------------------------------
                                     Name:   Ian  T.  Bothwell
                                     Title:  Vice  President,
                                             Chief Financial Officer, Treasurer,
                                             and Assistant Secretary, (Principal
                                             Financial and  Accounting  Officer)

Date:  March  11,  2005


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